UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014

CIRCLE STAR ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53868 (Commission File Number)	30-0696883 (IRS Employer Identification No.)

7065 Confederate Park Road, Suite 102
Fort Worth, Texas  76108
(Address of principal executive offices)(Zip Code)

(817) 744-8502
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On February 28, 2014, the registrant entered into a Settlement Agreement with Mediapark A.G. (“Mediapark”) and Soloman AG (“Soloman”) (collectively, the “Noteholders”), each of which were holders of 10% convertible notes due February 8, 2013 in the principal amount of $1,375,000 (the “Old Notes”).  The Noteholders had filed a complaint in the District Court of Clark County, Nevada to enforce payment of their notes in October 2013 (the “Lawsuit”).

The registrant paid $500,000 to each of the Noteholders and delivered amended and restated notes, each in the amount of $1,155,000, accruing interest at 12% per annum and due December 31, 2014 (the “New Notes”).  The registrant’s wholly-owned subsidiary, JHE Holdings, LLC (“JHE”), guaranteed payment of the New Notes and both the registrant and JHE granted the Noteholders a security interest in their oil and gas properties.  The registrant will be allowed to continue selling off JHE assets or net profits interest (“NPI”) until the New Notes are paid in full, provided that the registrant must pay 70% of all proceeds from any such sale to the Noteholders to be applied to the outstanding principal balance and accrued interest under the New Notes.

Upon receiving confirmation that the Deeds of Trust have been filed to perfect the Noteholders’ security interests in the collateral, the registrant and the Noteholders shall execute and deliver to the Court a Stipulation to Dismiss the Lawsuit without prejudice and the Old Notes shall be deemed to be cancelled.

The summaries of the agreements described above do not purport to be complete and are qualified in their entirety by reference to the full text of these documents, which are attached hereto as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02         Unregistered Sales of Equity Securities

As consideration for entering into an amended Inter-Creditor Agreement and New Notes, and pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, the registrant has agreed to issue 2,500,000 shares of its common stock to each of Mediapark and Soloman.  For the period expiring six months from the date of issuance, the registrant’s chief executive officer has the right to vote these shares and the registrant has the right to purchase all or any of these shares at a price of $0.15 per share.

In addition, Mediapark and Soloman each received a two-year warrant to purchase up to 2,500,000 shares of the registrant’s common stock at $0.05 per share, exercisable beginning February 1, 2015.  During the six months from the date of issuance, the registrant has a call right with respect to 1,250,000 shares underlying each warrant at a price of $0.10 per share if the registrant repays at least $500,000 on each of the New Notes.

The summary of the warrants described above does not purport to be complete and is qualified in its entirety by reference to the full text of this document, which is attached hereto as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

Exhibit No.	Document
4.1	Warrant issued to Mediapark A.G.
4.2	Warrant issued to Soloman AG
99.1	Settlement Agreement dated February 28, 2014 by and between Mediapark A.G., Soloman AG, and Circle Star Energy Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCLE STAR ENERGY CORP. (Registrant)
March 3, 2014	By: /s/ S. Jeffrey Johnson S. Jeffrey Johnson Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document
4.1	Warrant issued to Mediapark A.G.
4.2	Warrant issued to Soloman AG
99.1	Settlement Agreement dated February 28, 2014 by and between Mediapark A.G., Soloman AG, and Circle Star Energy Corp.